Exhibit 1.1

Artisan Partners Asset Management Inc.

Class A Common Stock

($0.01 par value per share)

Form of

Underwriting Agreement

            , 2013

Citigroup Global Markets Inc.

Goldman, Sachs & Co.,

  As representatives of the several Underwriters

    named in Schedule I hereto,

c/o Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, New York 10013

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

Artisan Partners Asset Management Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of shares             (the “Firm Shares”) and, at the election of the Underwriters, up to             additional shares (the “Optional Shares”) of Class A common stock, $0.01 par value per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). In connection with the offering contemplated by this agreement, the Company will become the sole general partner of Artisan Partners Holdings LP, a Delaware limited partnership (“Holdings LP”), and acquire one general partnership unit of Holdings LP for each Share issued and sold to the Underwriters.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to             Shares, for sale to the Company’s employees, officers, and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting; Conflicts of Interest” (the

“Directed Share Program”). The Shares to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the “Directed Shares”) will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 7:30 A.M. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

1. The Company and Holdings LP, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-184686) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Citigroup Global Markets Inc. or Goldman, Sachs & Co. expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is                  (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, together with the number of Firm Shares and price per Firm Share to the public, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Citigroup Global Markets Inc. or Goldman, Sachs & Co. expressly for use therein;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Citigroup Global Markets Inc. or Goldman, Sachs & Co. expressly for use therein;

(f) None of the Company, Holdings LP or any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company, Holdings LP or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Holdings LP and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) None of the Company, Holdings LP or its subsidiaries own any real property. The Company, Holdings LP and its subsidiaries have good and marketable title to all personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Holdings LP and its subsidiaries; and any real property and buildings held under lease by the Company, Holdings LP and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Holdings LP and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the general affairs, financial position, stockholders’ equity or results of operations of the Company, Holdings LP and its subsidiaries, taken as a whole (a “Material Adverse Effect”); Holdings LP and each of its subsidiaries have been duly formed or incorporated, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of organization; each of Holdings LP and Artisan Partners Limited Partnership (“Artisan Partners LP”) has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i) As of March , 2013, Holdings LP has an authorized capitalization as set forth in the Pricing Prospectus and, after giving effect to the transactions described under, or contemplated in, “Our Structure and Reorganization” in the Pricing Prospectus (the “Reorganization Transactions”) and the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Pricing Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section of the Pricing Prospectus entitled “Capitalization”; following the filing of the Company’s Amended and Restated Certificate of Incorporation with the State of Delaware Department of State, all of the issued shares of capital stock of the Company (including the Shares) will have been duly and validly authorized and, when issued and delivered against payment of the consideration (as authorized by the Board of Directors), will be validly issued, fully paid and non-assessable and will conform to the description of capital stock contained in the Pricing Prospectus and Prospectus; and, upon the effectiveness of the Amended and Restated Limited Partnership Agreement of Holdings LP and after giving effect to the Reorganization Transactions, all of the issued equity interests of Holdings LP and its subsidiaries will have been duly authorized and issued and all of the issued equity interests of each subsidiary of Holdings LP (except for certain membership interests of Artisan Partners UK LLP) are owned directly or indirectly by Holdings LP, free and clear of all liens, encumbrances, equities or claims;

(j) The consolidated historical financial statements and schedules of Holdings LP and its consolidated subsidiaries included in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Holdings LP and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements and data included in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements and data included in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement, in each case, in all material respects. The pro forma financial statements and data included in the Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(k) The issue and sale of the Shares and the compliance by the Company and Holdings LP with this Agreement and the consummation of the Reorganization Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Holdings LP or any of its subsidiaries is a party or by which the Company, Holdings LP or any of subsidiaries is bound or to which any of the property or assets of the Company, Holdings LP or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, the limited partnership agreement of Holdings LP or the limited partnership agreement or articles of organization or operating agreement, as applicable, of any subsidiary of Holdings LP or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Holdings LP or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated herein or the Reorganization Transactions; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and Holdings LP of the transactions contemplated by this Agreement or the Reorganization Transactions, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l) None of the Company, Holdings LP or any of its subsidiaries is in violation of (i) its Certificate of Incorporation or By-laws, limited partnership agreement or articles of organization or operating agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for any default or defaults that would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated herein;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Class A Common Stock” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, Holdings LP or any of its subsidiaries is a party or of which any property of the Company, Holdings LP or any of its subsidiaries is the subject which, if determined adversely to the Company, Holdings LP or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s and Holdings LP’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) None of the Company, Holdings LP or any of its subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement the Company was not, and the Company is not now, an “ineligible issuer,” as defined under Rule 405 under the Act;

(q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, Holdings LP and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company and Holdings LP maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by Holdings LP’s principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s and Holdings LP’s internal control over financial reporting are effective and the Company and Holdings LP are not aware of any material weaknesses in their internal control over financial reporting;

(s) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s and Holdings LP’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and Holdings LP’s internal control over financial reporting;

(t) The Company and Holdings LP maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, Holdings LP and its direct and indirect subsidiaries is made known to the Company’s and Holdings LP’s principal executive officers and principal financial officers by others within those entities; and such disclosure controls and procedures are effective;

(u) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the New York Stock Exchange (the “Exchange”)) or approval of the stockholders of the Company is required for the issuance and sale of the Shares, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and (iii) the filing of the Company’s Amended and Restated Certificate of Incorporation and a certificate of amendment with the Delaware Department of State amending Holdings LP’s certificate of limited partnership;

(v) Artisan Partners LP and Artisan Partners UK LLP are duly registered with the Commission as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are not prohibited by any provision of the Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as investment advisers pursuant to the agreements pursuant to which they act as such;

(w) Each of the investment advisory agreements to which Artisan Partners LP or Artisan Partners UK LLP is a party is a valid and legally binding obligation of the parties thereto and in compliance with the Investment Advisers Act, except for any failure or failures to be valid, binding or in compliance that, individually or in the aggregate, would not have a Material Adverse Effect; none of Artisan Partners LP, Artisan Partners UK LLP or their respective subsidiaries or affiliates is in breach or violation of or in default under any such agreement, which breach, violation or default, individually or in the aggregate, would have a Material Adverse Effect; and to the knowledge of the Company and Holdings LP, there is no pending or threatened termination of any such agreement that, individually or in the aggregate, would have a Material Adverse Effect;

(x) All tax returns required to be filed by the Company, Holdings LP or any of its subsidiaries have been timely filed or extensions to file such returns have been timely requested and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided or (ii) those that would not, individually or in the aggregate, have a Material Adverse Effect;

(y) the Company and Holdings LP have taken all necessary actions to ensure that, upon the filing and effectiveness of the Registration Statement, the Company and Holdings LP will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder that are then in effect and with which the Company and/or Holdings LP are required to comply as of the filing and/or effectiveness, as applicable, of the Registration Statement;

(z) All statistical or market-related data included in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Issuer Free Writing Prospectus, if any, are based on or derived from sources that the Company and Holdings LP believe to be reliable and accurate, and no consent for the use of such data is required;

(aa) None of the Company, Holdings LP or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder; to the best knowledge of the Company and Holdings LP, none of the directors, officers or employees of the Company, Holdings LP or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA and the rules and regulations thereunder; and (iii) the Company and Holdings LP have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(bb) The operations of the Company, Holdings LP and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company, Holdings LP or any of its subsidiaries may be subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, Holdings LP or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, Holdings LP or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s and Holdings LP’s knowledge, threatened;

(cc) None of the Company, Holdings LP or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); to the best knowledge of the Company and Holdings LP, none of the directors, officers or employees of the Company, Holdings LP or any of its subsidiaries has received notice that they are subject to, or currently are subject to, any U.S. sanctions administered by the OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any direct or indirect subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(dd) Except to the extent restricted by applicable corporate or other organizational law or by applicable regulatory net capital rules to which they are subject or by the terms of the Five-Year Revolving Credit Agreement, dated as of August 16, 2012, among Holdings LP, the lenders named therein and Citibank, N.A., as administrative agent or the Note Purchase Agreement, dated as of August 16, 2012, among Holdings LP and the purchasers listed therein, neither Holdings LP nor any of its subsidiaries is currently prohibited, directly or indirectly, from making distributions on such entity’s capital stock or other equity interests, from repaying to the Company any loans or advances to such entity from the Company or from transferring any of such entity’s property or assets to the Company or any of the Company’s direct and indirect subsidiaries, except as described in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

Furthermore, the Company and Holdings LP, jointly and severally, represent and warrant to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus, any preliminary prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or Holdings LP to alter the customer’s or supplier’s level or type of business with the Company or Holdings LP, or (ii) a trade journalist or publication to write or publish favorable information about the Company or Holdings LP or their products.

In addition, any certificate signed by any officer of the Company or Holdings LP and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or Holdings LP, as applicable, as to matters covered thereby, to each Underwriter.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to             Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. The Company hereby confirms its engagement of Goldman, Sachs & Co., and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a qualified independent underwriter with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”. The Company, the QIU and the Underwriters agree that the QIU shall not receive any compensation, benefits or reimbursement hereunder for serving as QIU in connection with the offering and sale of the Shares. For the avoidance of doubt, Goldman, Sachs & Co. is also an “Underwriter” for purposes of this Agreement. In compliance with FINRA Rule 5121 requirements, the QIU has participated in the preparation of the registration statement and prospectus and has exercised the usual standards of due diligence with respect thereto.

5. (a) The Shares to be purchased by each Underwriter hereunder in such authorized denominations and registered in such names as Citigroup Global Markets Inc. and Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Citigroup Global Markets Inc. and Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Citigroup Global Markets Inc. and Goldman, Sachs & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March                 , 2013 or such other time and date as Citigroup Global Markets Inc., Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Citigroup Global Markets Inc. and Goldman, Sachs & Co. in the written notice given by Citigroup Global Markets Inc. and Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Citigroup Global Markets Inc., Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at                     , New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company and Holdings LP agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act)

is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) other than (1) the reclassification of any partnership units of Holdings LP in connection with the Reorganization Transactions or the retirement or termination of any employee-partner of Holdings LP and as described under, or contemplated by, “Our Structure and Reorganization” in the Pricing Prospectus, (2) the issuance by the Company of Class B and Class C common stock and convertible preferred stock in connection with the Reorganization Transactions or the retirement or termination of any employee-partner of Holdings LP, (3) the issuance by the Company of Stock in exchange for equity interests in Holdings LP and shares of Class B common stock or Class C common stock of the Company, provided that in the case of any issuance pursuant to this clause (3), it shall be a condition to such issuance that each holder or transferee of Stock shall be subject to this Section 6(e) and shall execute and deliver to Citigroup Global Markets Inc. and Goldman, Sachs & Co. a lock-up letter in the form of this Section 6(e); (4) the grant of options or the issuance of shares of Stock, restricted stock units or other similar instruments by the Company to employees, officers, directors, advisors or consultants under any employee benefit plans described in the Pricing Prospectus that do not become transferrable or result in the delivery of securities that become transferrable during the Lock-Up Period, (5) the grant of options or the issuance of shares of Stock, restricted stock units or other similar instruments by the Company to employees, officers, directors, advisors or consultants under any employee benefit plans described in the Pricing Prospectus that vest, and therefore become transferrable, during the Lock-Up Period, provided that the number of such vesting shares of Stock, restricted stock or restricted stock units shall not exceed 40,000 in the aggregate, or (6) with the prior written consent of Citigroup Global Markets Inc. and Goldman, Sachs & Co.;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that, any report or financial statement that is filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been timely furnished and delivered to the stockholders at the time furnished to or filed with the Commission;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that, any report or financial statement that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished and delivered to you at the time furnished to or filed with the Commission;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s, Holdings LP’s or any of its subsidiaries’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

Furthermore, each of the Company and Holdings LP covenant with Citigroup Global Markets Inc. that the Company and Holdings LP will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7. (a) The Company represents and agrees that, without the prior consent of Citigroup Global Markets Inc. and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, Citigroup Global Markets Inc. and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, Citigroup Global Markets Inc. and Goldman, Sachs & Co. is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Citigroup Global Markets Inc. and Goldman, Sachs & Co. and, if requested by Citigroup Global Markets Inc. and Goldman, Sachs & Co. will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Citigroup Global Markets Inc. and Goldman, Sachs & Co. expressly for use therein.

8. Each of the Company and Holdings LP covenants and agrees with the several Underwriters that the Company and Holdings LP will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii)(a) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, (b) all reasonable costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material and (c) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Holdings LP herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and Holdings LP shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to you their written opinion and 10b-5 letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II(a) hereto;

(d) Janet D. Olsen, Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you her written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II(b) hereto.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f) (i) None of the Company, Holdings LP or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, Holdings LP or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Holdings LP and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the entities and individuals listed on Schedule III hereto, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company and Holdings LP shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and Holdings LP, as applicable, satisfactory to you as to the accuracy of the representations and warranties of the Company and Holdings LP herein at and as of such Time of Delivery, as to the performance by the Company and Holdings LP of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request;

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby; and

(m) At such Time of Delivery, subject to the use of proceeds from the issuance of the Shares, the Reorganization Transactions shall have been consummated.

10. (a) The Company and Holdings LP, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Holdings LP shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Citigroup Global Markets Inc. or Goldman, Sachs & Co. expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company and Holdings LP against any losses, claims, damages or liabilities to which the Company or Holdings LP may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Citigroup Global Markets Inc. or Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Holdings LP for any legal or other expenses reasonably incurred by the Company and Holdings LP in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Without limitation of and in addition to their obligations under the other paragraphs of this Section 10, the Company and Holdings LP, jointly and severally, will indemnify and hold harmless Goldman, Sachs & Co. against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121 ) in connection with the offering contemplated by this Agreement, except and to the extent that any such loss, claim, damage or liability (or action in respect thereof) results from the gross negligence, willful misconduct or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) The Company and Holdings LP, jointly and severally, will indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (“Citigroup Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory laws or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company and/or Holdings LP for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability (or expenses relating thereto) is finally judicially determined to have resulted from the gross negligence or willful misconduct of any of the Citigroup Entities.

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

(g) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holdings LP on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Holdings LP on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Holdings LP on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holdings LP on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holdings LP and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

(h) The obligations of the Company and Holdings LP under this Section 10 shall be in addition to any liability which the Company or Holdings LP may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter and any agent of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, Holdings LP and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Holdings LP or any officer or director or controlling person of the Company or Holdings LP, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company or Holdings LP shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and Holdings LP will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Holdings LP shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters (including the QIU), and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter (including the QIU) made or given by you jointly as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets Inc.

at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; and if to the Company and Holdings LP shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room, and if to the signatories to the agreements referred to in Section 9(i) hereof, to the addresses listed opposite to their names on Schedule III hereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Holdings LP and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company, Holdings LP and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and Holdings LP acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or Holdings LP, (iii) no Underwriter has

assumed an advisory or fiduciary responsibility in favor of the Company or Holdings LP with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or Holdings LP on other matters) or any other obligation to the Company or Holdings LP except the obligations expressly set forth in this Agreement and (iv) the Company and Holdings LP have consulted their own legal and financial advisors to the extent it deemed appropriate. Each of the Company and Holdings LP agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or Holdings LP, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Holdings LP and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and Holdings LP agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and Holdings LP agree to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, Holdings LP and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and Holdings LP. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Artisan Partners Asset Management Inc.

By:
Name:
Title:

Artisan Partners Holdings LP

By Artisan Investment Corporation, its General Partner

By:
Name:
Title:

Accepted as of the date hereof:

Citigroup Global Markets Inc.
Goldman, Sachs & Co.

Citigroup Global Markets Inc.

By:
Name:
Title:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.
Goldman Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Keefe, Bruyette & Woods, Inc.
Scotia Capital (USA) Inc.
Sandler O’Neill & Partners, L.P.
Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses: None.

SCHEDULE III

Artisan Investment Corporation

H&F Brewer AIV II, L.P.

Hellman & Friedman Capital Associates V, L.P.

H&F Brewer AIV, L.P.

Eric R. Colson

Charles J. Daley, Jr.

Janet D. Olsen

Dean J. Patenaude

Andrew A. Ziegler

Matthew R. Barger

Tench Coxe

Allen R. Thorpe

Jeffrey A. Joerres

Stephanie G. DiMarco

Each other limited partner of Holdings LP not otherwise named above